Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600 Richard Moyer, Cameron Associates (212) 554-5466

  ADVANCED PHOTONIX, INC.
REPORTS SECOND QUARTER FISCAL 2009 RESULTS
Record Quarterly Revenues of $8.2 million, up 25%

Ann Arbor, MI, November 10, 2008 --Advanced Photonix, Inc.® (NYSE Alternext US:API) (the “Company”) today reported its second quarter fiscal 2009 results ending September 26, 2008.

Financial Highlights for the Second Quarter Ended September 26, 2008

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Net sales for the quarter were $8.2 million, an increase of $1.7 million, or 25%, compared to revenues for the quarter ended September 28, 2007. The increase was driven by military and Industrial/NDT markets. Net sales for the year to date were $16.0 million, an increase of $3.3 million, or 26%, compared to the prior year to date period. The increase was broad based across four of its five markets off-set by a reduction in medical revenues.

•
Gross profit margin for Q2 2009 was 44% of sales compared to 42% for the quarter ended September 28, 2007. This improvement in gross profit margin was due primarily to favorable product mix attributable to increased revenues from military and homeland security markets. Gross profit margin for the year to date was 46% compared to 41% for the prior year to date period, driven by favorable product mix attributable to increased revenues from military, telecommunications and homeland security markets.

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Operating loss for the quarter was $225,000 as compared to an operating loss of $768,000 for the quarter ended September 28, 2007. Operating income year to date was $14,000 compared to an operating loss of $1.8 million for the prior year to date period.

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GAAP net loss for the quarter was $326,000, or $.01 per diluted share, as compared to a GAAP net loss of $1.9 million, or $.09 per diluted share, for the quarter ended September 28, 2007. GAAP net loss year to date was $179,000 or $.01 per diluted share, as compared to $3.8 million, or $.19 per diluted share, for the prior year period.

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The Non-GAAP net income for the second quarter of fiscal 2009 was $307,000, or $0.01 per diluted share, as compared to a Non-GAAP net loss of $86,000, or $.00 per diluted share, for the comparable quarter ended September 28, 2007. The Company reported year to date Non-GAAP net income of $1.2 million, or $0.05 per diluted share, as compared to a Non-GAAP loss of $350,000, or $0.02 per diluted share, for the comparable prior year period.

•
On an EBITDA basis (which is defined as GAAP earnings before interest, taxes, depreciation, and amortization), the Company reported EBITDA of $559,000 for the second quarter of fiscal 2009 as compared to EBITDA of $15,000 for the quarter ended September 28, 2007. For the year to date, the Company reported EBITDA of $1.6 million as compared to a negative EBITDA of $324,000 for the comparable prior year period.

Richard Kurtz, Chairman and Chief Executive Officer, commented, "We are pleased with the results of the second quarter. The balance and strength of our three product platforms continues to give us the ability to meet our growth targets in this challenging economic environment. As we’ve stated previously, our market opportunities and product platforms compliment each another, and each product platform gives us a solid foundation to grow. In the second quarter, the strongest growth came from our military, industrial and homeland security markets. We continue to believe we are in a strong multi-year growth period, but can still experience uneven quarterly revenue growth in our product platforms as our customers continue to test, qualify and deploy next-generation 40G HSOR and terahertz systems. We expect to continue to see fluctuations in our customers’ spending in any given quarter due primarily to slower new product introductions and reduced capital expenditures due to current macro economic conditions. Looking ahead we continue to be cautiously optimistic and are taking a prudently cautious view of guidance for the balance of the year. As a result we are continuing to hold to our revenue growth target of 30% year over year.”

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600 Richard Moyer, Cameron Associates (212) 554-5466

The Company will hold a conference call to discuss the results for the second quarter ended September 26, 2008 on Monday, November 10, 2008, at 5:00 PM EST. Participants can dial into the conference call at 888-713-4217 (617-213-4869 for international) using the pass code 81504349. The call will be webcast live by CCBN and can be accessed at Advanced Photonix’s web site at http://investor.advancedphotonix.com/ or at www.earnings.com. An audio replay of the call will be available shortly thereafter the same day and will remain on-line for two weeks. The replay number is 888-286-8010 (617-801-6888 for international) using pass code 13151357.

Forward-looking Statements:

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, risks associated with the move of our wafer fabrication facilities, technological obsolescence of existing product lines and technological obstacles which may prevent or slow the development and/or manufacture of new products, limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company and a decline in the general demand for optoelectronic products.

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600 Richard Moyer, Cameron Associates (212) 554-5466

Condensed Consolidated Balance Sheets

Assets	September 26, 2008	March 31, 2008
Current Assets	(unaudited)
Cash and cash equivalents	$389,000	$82,000
Restricted cash	500,000	1,500,000
Accounts receivable, net of allowance	5,188,000	3,202,000
Inventories, net of allowances	4,309,000	4,131,000
Prepaid expenses and other current assets	478,000	195,000
Total current assets	10,864,000	9,110,000
Equipment & Leasehold Improvements, at cost	11,226,000	10,847,000
Accumulated depreciation	(6,627,000)	(6,090,000)
Net Equipment and Leasehold Improvements	4,599,000	4,757,000
Goodwill	4,579,000	4,579,000
Patents, net	621,000	538,000
Intangible assets, net	9,295,000	10,333,000
Other assets	385,000	386,000

Total assets	$30,343,000	$29,703,000

Liabilities and shareholders' equity
Current liabilities
Line of credit	$1,363,000	$1,300,000
Accounts payable	1,420,000	1,339,000
Accrued expenses	1,962,000	1,254,000
Current portion of long-term debt-related parties	1,851,000	900,000
Current portion of long-term debt-capital lease obligations	-	460,000
Current portion of long-term debt -bank term loan	398,000	-
Current portion of long-term debt - MEDC	322,000	62,000
Total current liabilities	7,316,000	5,315,000
Long term debt, less current portion	3,327,000	2,249,000
Long term debt, less current portion - capital lease obligations	-	1,457,000
Long term debt, less current portion-related parties	-	951,000
Total liabilities	10,643,000	9,972,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; September 26, 2008 - 24,076,216 shares issued and outstanding; March 31, 2008 - 23,977,678 shares issued and outstanding	24,000	24,000
Additional paid-in capital	52,298,000	52,150,000
Accumulated deficit	(32,622,000)	(32,443,000)
Total shareholders' equity	19,700,000	19,731,000

Total liabilities and shareholders' equity	$30,343,000	$29,703,000

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600 Richard Moyer, Cameron Associates (212) 554-5466

Consolidated Statements of Operations (unaudited)
	Three months ended		Six months ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net Sales	$8,188,000	$6,529,000	$15,958,000	$12,674,000
Cost of Sales	4,624,000	3,784,000	8,638,000	7,459,000
Gross Margin	3,564,000	2,745,000	7,320,000	5,215,000

Other Operating Expenses
Research & Development	1,081,000	1,016,000	2,209,000	1,910,000
General & Administrative	1,432,000	1,180,000	2,515,000	2,353,000
Amortization	518,000	490,000	1,044,000	980,000
Wafer Fab Consolidation	48,000	268,000	208,000	611,000
Sales & Marketing	710,000	559,000	1,330,000	1,205,000
Total Other Operating Expenses	3,789,000	3,513,000	7,306,000	7,059,000

Net Operating Income (Loss)	(225,000)	(768,000)	14,000	(1,844,000)

Other (Income) & Expense
Other (Income)/Expense	2,000	(12,000)	2,000	(18,000)
Interest Income	(12,000)	(26,000)	(28,000)	(47,000)
Interest Expense-Related Parties	28,000	42,000	55,000	99,000
Interest Expense - Warrant discount	-	805,000	-	1,373,000
Interest Expense	83,000	280,000	164,000	512,000
Other (Income) & Expense	101,000	1,089,000	193,000	1,919,000

Net Income (Loss)	$(326,000)	$(1,857,000)	$(179,000)	$(3,763,000)
Basic and diluted earnings per share	$(0.01)	$(0.09)	$(0.01)	$(0.19)

Weighted number of shares outstanding - Basic and diluted	24,060,000	19,906,000	24,035,000	19,584,000

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income and EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income and EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income and EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600 Richard Moyer, Cameron Associates (212) 554-5466

Reconciliation of Non-GAAP Income (loss) to GAAP Income (loss)
	Three months ended		Six months ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net Income (Loss)	$(326,000)	$(1,857,000)	$(179,000)	$(3,763,000)

Add Back:
Interest Expense - Convertible notes	-	129,000	-	256,000
Interest expense - Warrant (fair value)	-	805,000	-	1,373,000
Amortization - intangibles/patents	518,000	490,000	1,044,000	980,000
Stock Option Compensation Expense	67,000	49,000	100,000	133,000
Private Placement	-	30,000	-	60,000
Other Expense - Wafer Fabrication	48,000	268,000	208,000	611,000
Subtotal - Add backs	633,000	1,771,000	1,352,000	3,413,000
Non-GAAP Income (Loss)	$307,000	$(86,000)	$1,173,000	$(350,000)

Net earnings loss per share	$0.01	$(0.00)	$0.05	$(0.02)
Weighted Average Number of shares outstanding	24,060,000	19,906,000	24,035,000	19,584,000

Reconciliation of EBITDA to GAAP income/(loss)
	Three months ended		Six months ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net Income (Loss)	$(326,000)	$(1,857,000)	$(179,000)	$(3,763,000)
Add Back:
Net Interest expense (income)	99,000	296,000	191,000	564,000
Interest expense - Warrant (fair value)	-	805,000	-	1,373,000
Depreciation Expense	268,000	281,000	536,000	522,000
Amortization	518,000	490,000	1,044,000	980,000
Subtotal - Add backs	885,000	1,872,000	1,771,000	3,439,000
EBITDA	$559,000	$15,000	$1,592,000	$(324,000)

Advanced Photonix, Inc.® (NYSE Alternext US:API) is a leading vertically integrated optoelectronic semiconductor manufacturer of optoelectronic solutions, high-speed optical receivers and terahertz instrumentation to a global OEM customer base. Products include patented silicon (Si), indium phosphide (InP) and gallium arsinide (GaAs) based APD, PIN, and FILTRODE® photodetectors; high-speed optical receivers; and the T-Ray™ 2000 and QA1000 THz product platforms. More information on Advanced Photonix can be found at http://www.advancedphotonix.com.